Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2011

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2011

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin and Selected Income Statement Information	5
Loans, Loans Held for Sale and Net Unfunded Commitments	6
Allowances for Credit Losses	7
Purchase Accounting Accretion	8
Nonperforming Assets and Troubled Debt Restructurings	9-10
Accruing Loans Past Due	11
Business Segment Results:
Descriptions	12
Income and Revenue	13
Period-end Employees	13
Retail Banking	14-15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Distressed Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 21, 2011. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin. PNC also provides certain products and services internationally.

QUARTERLY COMMON STOCK DIVIDEND INCREASE

In April 2011, the PNC Board of Directors declared a quarterly cash dividend on common stock of 35 cents per share, an increase of 25 cents per share, or 250%, from the prior quarterly dividend of 10 cents per share. The increased dividend is payable May 5, 2011 to shareholders of record at the close of business on April 18, 2011.

BUSINESS SEGMENT CAPITAL ALLOCATIONS

Effective January 1, 2011, we revised certain capital allocations among our business segments including, as appropriate, amounts for prior periods included in this Financial Supplement.

Capital is intended to cover unexpected losses and is assigned to the banking and servicing businesses using PNC’s risk-based economic capital model. Prior to January 1, 2011, we assigned capital equal to 6% of funds to the Retail Banking business segment to reflect the capital required for well-capitalized domestic banks and to approximate market comparables for this business. Beginning January 1, 2011, this 6% allocation methodology was replaced with an economic capital allocation methodology. We have also made other capital modeling updates involving technical enhancements to result in more precise capital calculations.

In addition, effective January 1, 2011, we began allocating additional capital to our business segments for goodwill using a methodology consistent with how goodwill is allocated to the business segments.

PNC’s total capital did not change as a result of these adjustments for any periods presented. In addition, the reallocation of goodwill had no impact on PNC’s BlackRock reportable business segment reflecting our equity interest in BlackRock, Inc.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Three months ended
In millions, except per share data	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Interest Income
Loans	$1,884	$1,962	$1,996	$2,158	$2,160
Investment securities	578	602	592	572	623
Other	121	107	113	143	122

Total interest income	2,583	2,671	2,701	2,873	2,905

Interest Expense
Deposits	182	205	233	244	281
Borrowed funds	225	265	253	194	245

Total interest expense	407	470	486	438	526

Net interest income	2,176	2,201	2,215	2,435	2,379

Noninterest Income
Asset management	263	303	249	243	259
Consumer services	311	322	328	315	296
Corporate services	217	370	183	261	268
Residential mortgage	195	157	216	179	147
Service charges on deposits	123	132	164	209	200
Net gains on sales of securities	37	68	121	147	90
Net other-than-temporary impairments	(34)	(44)	(71)	(94)	(116)
Gain on BlackRock transaction (a)		160
Other	343	234	193	217	240

Total noninterest income	1,455	1,702	1,383	1,477	1,384

Total revenue	3,631	3,903	3,598	3,912	3,763
Provision For Credit Losses	421	442	486	823	751
Noninterest Expense
Personnel	989	1,032	959	959	956
Occupancy	193	194	177	172	187
Equipment	167	176	152	168	172
Marketing	40	70	81	65	50
Other	681	868	789	638	748

Total noninterest expense	2,070	2,340	2,158	2,002	2,113

Income from continuing operations before income taxes and noncontrolling interests	1,140	1,121	954	1,087	899
Income taxes	308	301	179	306	251

Income from continuing operations before noncontrolling interests	832	820	775	781	648
Income from discontinued operations (net of income taxes of zero, zero, $311, $13, and $14) (b)			328	22	23

Net income	832	820	1,103	803	671

Less: Net income (loss) attributable to noncontrolling interests	(5)	(3)	2	(9)	(5)
Preferred stock dividends	4	24	4	25	93
Preferred stock discount accretion and redemptions		1	3	1	250

Net income attributable to common shareholders	$833	$798	$1,094	$786	$333

Basic Earnings Per Common Share
Continuing operations	$1.59	$1.52	$1.45	$1.45	$.62
Discontinued operations			.63	.04	.05

Net income	$1.59	$1.52	$2.08	$1.49	$.67
Diluted Earnings Per Common Share
Continuing operations	$1.57	$1.50	$1.45	$1.43	$.61
Discontinued operations			.62	.04	.05

Net income	$1.57	$1.50	$2.07	$1.47	$.66
Average Common Shares Outstanding
Basic	524	524	523	524	498
Diluted	526	526	526	527	500

Efficiency	57%	60%	60%	51%	56%

Noninterest income to total revenue	40%	44%	38%	38%	37%

Effective tax rate (c)	27.0%	26.9%	18.8%	28.2%	27.9%

(a)	Amount represents the $160 million gain ($102 million after taxes) related to our gain on the sale of a portion of our shares of BlackRock stock as part of BlackRock’s November 2010 secondary common stock offering. Our 2010 Annual Report on Form 10-K (2010 Form 10-K) includes additional information regarding this transaction.
(b)	Includes results of operations for PNC Global Investment Servicing Inc. (GIS) through June 30, 2010 and the related after-tax gain on sale. We sold GIS effective July 1, 2010, resulting in a gain of $639 million, or $328 million after taxes, recognized during the third quarter of 2010. The earnings per diluted share impact of the gain on sale was $.62 for the third quarter of 2010. Our 2010 Form 10-K includes additional information regarding our sale of GIS.
(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The lower effective tax rate for the third quarter of 2010 was primarily the result of receiving a favorable IRS letter ruling in July 2010 that resolved a prior tax position and resulted in a tax benefit of $89 million.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Assets
Cash and due from banks (a)	$3,389	$3,297	$3,724	$3,558	$3,563
Federal funds sold and resale agreements (b)	2,240	3,704	2,094	2,209	1,367
Trading securities	2,254	1,826	955	882	1,595
Interest-earning deposits with banks (a)	1,359	1,610	415	5,028	607
Loans held for sale (b)	2,980	3,492	3,275	2,756	2,691
Investment securities (a)	60,992	64,262	63,461	53,717	57,606
Loans (a) (b)	149,387	150,595	150,127	154,342	157,266
Allowance for loan and lease losses (a)	(4,759)	(4,887)	(5,231)	(5,336)	(5,319)

Net loans	144,628	145,708	144,896	149,006	151,947
Goodwill	8,146	8,149	8,166	9,410	9,425
Other intangible assets	2,618	2,604	2,352	2,728	3,289
Equity investments (a)	9,595	9,220	10,137	10,159	10,256
Other (a) (b)	21,177	20,412	20,658	22,242	23,050

Total assets	$259,378	$264,284	$260,133	$261,695	$265,396

Liabilities
Deposits
Noninterest-bearing	$48,707	$50,019	$46,065	$44,312	$43,122
Interest-bearing	133,283	133,371	133,118	134,487	139,401

Total deposits	181,990	183,390	179,183	178,799	182,523
Borrowed funds
Federal funds purchased and repurchase agreements	4,079	4,144	4,661	3,690	5,511
Federal Home Loan Bank borrowings	5,020	6,043	7,106	8,119	8,700
Bank notes and senior debt	11,324	12,904	13,508	12,617	12,638
Subordinated debt	9,310	9,842	10,023	10,184	10,001
Other (a)	5,263	6,555	4,465	5,817	5,611

Total borrowed funds	34,996	39,488	39,763	40,427	42,461
Allowance for unfunded loan commitments and letters of credit	204	188	193	218	252
Accrued expenses (a)	3,078	3,188	3,134	2,757	2,939
Other (a)	5,393	5,192	5,194	8,504	7,787

Total liabilities	225,661	231,446	227,467	230,705	235,962

Equity
Preferred stock (c)
Common stock - $5 par value Authorized 800 shares, issued 536, 536, 536, 535, and 535 shares	2,682	2,682	2,680	2,678	2,676
Capital surplus - preferred stock	647	647	646	646	645
Capital surplus - common stock and other	12,056	12,057	12,008	11,979	11,945
Retained earnings	16,640	15,859	15,114	14,073	13,340
Accumulated other comprehensive income (loss)	(309)	(431)	146	(442)	(1,288)
Common stock held in treasury at cost: 10, 10, 10, 10, and 9 shares	(584)	(572)	(552)	(557)	(500)

Total shareholders’ equity	31,132	30,242	30,042	28,377	26,818
Noncontrolling interests	2,585	2,596	2,624	2,613	2,616

Total equity	33,717	32,838	32,666	30,990	29,434

Total liabilities and equity	$259,378	$264,284	$260,133	$261,695	$265,396

Capital Ratios
Tier 1 common (d)	10.3%	9.8%	9.6%	8.3%	7.9%
Tier 1 risk-based (d)	12.6	12.1	11.9	10.7	10.3
Total risk-based (d)	16.2	15.6	15.6	14.3	13.9
Leverage (d)	10.6	10.2	9.9	9.1	8.8
Common shareholders’ equity to assets	11.8	11.2	11.3	10.6	10.0

(a)	Amounts include consolidated variable interest entities. Our 2010 Form 10-K included, and first quarter 2011 Form 10-Q will include, additional information regarding these items. Also includes our equity interest in BlackRock under Equity investments.
(b)	Amounts include assets for which PNC has elected the fair value option. Our 2010 Form 10-K included, and first quarter 2011 Form 10-Q will include, additional information regarding these items.
(c)	Par value less than $.5 million at each date.
(d)	The ratio as of March 31, 2011 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

	Three months ended
In millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$29,134	$28,457	$22,916	$20,382	$21,926
Non-agency	8,057	8,495	8,917	9,358	10,213
Commercial mortgage-backed	3,298	3,325	3,100	2,962	5,357
Asset-backed	2,757	2,824	2,436	1,695	1,992
US Treasury and government agencies	5,682	6,250	7,758	8,708	7,493
State and municipal	2,081	1,732	1,323	1,356	1,365
Other debt	3,994	3,618	3,092	2,526	1,874
Corporate stocks and other	443	418	472	446	457

Total securities available for sale	55,446	55,119	50,014	47,433	50,677
Securities held to maturity
Commercial mortgage-backed	4,239	4,311	4,130	4,264	2,110
Asset-backed	2,463	2,849	3,435	3,697	3,665
Other	9	10	9	21	160

Total securities held to maturity	6,711	7,170	7,574	7,982	5,935

Total investment securities	62,157	62,289	57,588	55,415	56,612
Loans
Commercial	56,300	54,065	53,502	54,349	55,464
Commercial real estate	17,545	18,555	19,847	20,963	22,423
Equipment lease financing	6,307	6,375	6,514	6,080	6,131
Consumer	54,460	54,741	55,036	54,939	55,349
Residential real estate	15,518	16,145	16,766	18,576	19,397

Total loans	150,130	149,881	151,665	154,907	158,764
Loans held for sale	3,193	3,331	3,021	2,646	2,476
Federal funds sold and resale agreements	2,813	2,130	1,602	2,193	1,669
Other	5,802	6,164	9,801	9,419	7,471

Total interest-earning assets	224,095	223,795	223,677	224,580	226,992
Noninterest-earning assets:
Allowance for loan and lease losses	(4,835)	(5,039)	(5,290)	(5,113)	(5,136)
Cash and due from banks	3,393	3,516	3,436	3,595	3,735
Other	39,901	41,286	42,756	41,304	41,557

Total assets	$262,554	$263,558	$264,579	$264,366	$267,148

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended
In millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$58,556	$58,436	$58,016	$58,679	$57,923
Demand	26,313	25,388	25,078	24,953	24,672
Savings	7,656	7,221	7,092	7,075	6,623
Retail certificates of deposit	36,509	39,201	41,724	43,745	47,162
Other time	515	598	740	881	1,039
Time deposits in foreign offices	3,452	2,799	2,650	2,661	3,034

Total interest-bearing deposits	133,001	133,643	135,300	137,994	140,453
Borrowed funds
Federal funds purchased and repurchase agreements	6,376	4,552	4,179	4,159	4,344
Federal Home Loan Bank borrowings	5,088	6,168	7,680	8,575	9,603
Bank notes and senior debt	11,745	13,073	12,799	12,666	12,616
Subordinated debt	9,353	9,490	9,569	9,764	9,769
Other	5,847	4,947	4,886	6,005	5,934

Total borrowed funds	38,409	38,230	39,113	41,169	42,266

Total interest-bearing liabilities	171,410	171,873	174,413	179,163	182,719
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	47,755	47,998	45,306	44,308	42,631
Allowance for unfunded loan commitments and letters of credit	188	193	218	251	295
Accrued expenses and other liabilities	9,771	10,506	12,687	10,446	10,401
Equity	33,430	32,988	31,955	30,198	31,102

Total liabilities and equity	$262,554	$263,558	$264,579	$264,366	$267,148

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$133,001	$133,643	$135,300	$137,994	$140,453
Noninterest-bearing deposits	47,755	47,998	45,306	44,308	42,631

Total deposits	$180,756	$181,641	$180,606	$182,302	$183,084

Transaction deposits	$132,624	$131,822	$128,400	$127,940	$125,226

Common shareholders’ equity	$30,193	$29,729	$28,755	$27,054	$24,764

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Margin (Unaudited) (a)

	Three months ended
	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Average yields/rates
Yield on interest-earning assets
Loans	5.09%	5.21%	5.24%	5.58%	5.50%
Investment securities	3.76	3.91	4.15	4.17	4.44
Other	4.16	3.61	3.15	3.98	4.26
Total yield on interest-earning assets	4.67	4.76	4.82	5.13	5.17
Rate on interest-bearing liabilities
Deposits	.55	.61	.68	.71	.81
Borrowed funds	2.35	2.74	2.56	1.88	2.33
Total rate on interest-bearing liabilities	.95	1.08	1.10	.98	1.16

Interest rate spread	3.72	3.68	3.72	4.15	4.01
Impact of noninterest-bearing sources	.22	.25	.24	.20	.23

Net interest margin (b)	3.94%	3.93%	3.96%	4.35%	4.24%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010 were $24 million, $22 million, $22 million, $19 million, and $18 million, respectively.
(b)	A reconciliation of net interest margin to provision-adjusted net interest margin follows. We believe that provision-adjusted net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the amount of credit related risk associated with interest-earning assets.

	Three months ended
	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Net interest margin, as reported	3.94%	3.93%	3.96%	4.35%	4.24%
Less: provision adjustment	.76	.78	.86	1.47	1.34

Provision-adjusted net interest margin	3.18%	3.15%	3.10%	2.88%	2.90%

The adjustment represents annualized provision for credit losses divided by average interest-earning assets.

Selected Consolidated Income Statement Information (Unaudited)

	Three months ended
In millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Income from Continuing Operations before Income Taxes
Integration costs		$78	$96	$100	$113

Income from Discontinued Operations, Net of Income Taxes
Gain on sale of GIS			$328

Net Income Attributable to Common Shareholders
TARP preferred stock accelerated discount accretion (c)					$250

(c)	Represents accelerated accretion of the remaining issuance discount on redemption of the TARP preferred stock in February 2010. This resulted in a $.50 reduction to diluted earnings per share for the first quarter of 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

In millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Commercial
Retail/wholesale	$10,665	$9,901	$9,752	$9,576	$9,557
Manufacturing	9,805	9,334	9,519	9,728	9,863
Service providers	8,690	8,866	8,747	8,289	8,528
Real estate related (a)	8,040	7,500	7,398	7,269	7,379
Financial services	5,034	4,573	3,773	4,302	4,654
Health care	3,839	3,481	3,169	3,099	2,998
Other	10,529	11,522	10,830	11,969	11,724

Total commercial	56,602	55,177	53,188	54,232	54,703

Commercial real estate
Real estate projects	11,581	12,211	13,021	13,914	14,535
Commercial mortgage	5,552	5,723	6,070	6,450	7,415

Total commercial real estate	17,133	17,934	19,091	20,364	21,950

Equipment lease financing	6,215	6,393	6,408	6,630	6,111

TOTAL COMMERCIAL LENDING	79,950	79,504	78,687	81,226	82,764

Consumer
Home equity
Lines of credit	23,001	23,473	23,770	23,901	24,040
Installment	10,655	10,753	10,815	11,060	11,390
Residential real estate
Residential mortgage	14,602	15,292	15,708	16,618	17,599
Residential construction	731	707	776	1,219	1,669
Credit card	3,707	3,920	3,883	3,967	4,012
Other consumer
Education	9,041	9,196	8,819	8,867	8,320
Automobile	3,156	2,983	2,863	2,697	2,206
Other	4,544	4,767	4,806	4,787	5,266

TOTAL CONSUMER LENDING	69,437	71,091	71,440	73,116	74,502

Total (b)	$149,387	$150,595	$150,127	$154,342	$157,266

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans:	$7,522	$7,780	$8,130	$9,127	$9,673

Details of Loans Held for Sale (Unaudited)

In millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Commercial mortgage	$1,047	$1,207	$1,381	$1,239	$1,316
Residential mortgage	1,840	1,890	1,786	1,336	1,158
Other	93	395	108	181	217

Total	$2,980	$3,492	$3,275	$2,756	$2,691

Net Unfunded Commitments (Unaudited)

In millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Net unfunded commitments	$96,781	$95,805	$97,147	$95,775	$96,363

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Beginning balance	$4,887	$5,231	$5,336	$5,319	$5,072
Charge-offs:
Commercial	(179)	(331)	(310)	(313)	(273)
Commercial real estate	(158)	(181)	(102)	(149)	(238)
Equipment lease financing	(14)	(29)	(12)	(43)	(36)
Residential real estate	(58)	(124)	(47)	(197)	(38)
Home equity	(140)	(124)	(160)	(131)	(73)
Credit card	(74)	(73)	(67)	(95)	(100)
Other consumer	(51)	(62)	(58)	(57)	(69)

Total charge-offs	(674)	(924)	(756)	(985)	(827)
Recoveries:
Commercial	80	71	80	78	65
Commercial real estate	14	20	14	10	33
Equipment lease financing	9	18	13	13	12
Residential real estate	1	(1)	7	13
Home equity	10	9	10	12	10
Credit card	6	5	5	5	5
Other consumer	21	11	13	14	11

Total recoveries	141	133	142	145	136
Net charge-offs (recoveries):
Commercial	(99)	(260)	(230)	(235)	(208)
Commercial real estate	(144)	(161)	(88)	(139)	(205)
Equipment lease financing	(5)	(11)	1	(30)	(24)
Residential real estate	(57)	(125)	(40)	(184)	(38)
Home equity	(130)	(115)	(150)	(119)	(63)
Credit card	(68)	(68)	(62)	(90)	(95)
Other consumer	(30)	(51)	(45)	(43)	(58)

Total net charge-offs	(533)	(791)	(614)	(840)	(691)
Provision for credit losses	421	442	486	823	751
Adoption of ASU 2009-17, Consolidations					141
Acquired allowance adjustments			(2)		2
Net change in allowance for unfunded loan commitments and letters of credit	(16)	5	25	34	44

Ending balance	$4,759	$4,887	$5,231	$5,336	$5,319

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	1.44%	2.09%	1.61%	2.18%	1.77%
Allowance for loan and lease losses to total loans	3.19	3.25	3.48	3.46	3.38

Commercial lending net charge-offs	$(248)	$(432)	$(317)	$(404)	$(437)
Consumer lending net charge-offs	(285)	(359)	(297)	(436)	(254)

Total net charge-offs	$(533)	$(791)	$(614)	$(840)	$(691)

Net charge-offs to average loans
Commercial lending	1.25%	2.17%	1.57%	1.99%	2.11%
Consumer lending	1.65	2.01	1.64	2.38	1.38

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Beginning balance	$188	$193	$218	$252	$296
Net change in allowance for unfunded loan commitments and letters of credit	16	(5)	(25)	(34)	(44)

Ending balance	$204	$188	$193	$218	$252

THE PNC FINANCIAL SERVICES GROUP, INC.

Purchase Accounting Accretion and Accretable Interest (Unaudited)

VALUATION OF PURCHASED IMPAIRED LOANS

	March 31, 2011			December 31, 2010
Dollars in billions	Balance		Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$1.6			$1.8
Purchased impaired mark	(.3)			(.4)

Recorded investment	1.3			1.4
Allowance for loan losses	(.3)			(.3)

Net investment	1.0		63%	1.1	61%

Consumer and residential mortgage loans:
Unpaid principal balance	7.6			7.9
Purchased impaired mark	(1.4)			(1.5)

Recorded investment	6.2			6.4
Allowance for loan losses	(.6)			(.6)

Net investment	5.6		74%	5.8	73%

Total purchased impaired loans:
Unpaid principal balance	9.2			9.7
Purchased impaired mark	(1.7)			(1.9)

Recorded investment	7.5			7.8
Allowance for loan losses	(.9	) (a)		(.9)

Net investment	$6.6		72%	$6.9	71%

PURCHASE ACCOUNTING ACCRETION

	Three months ended
In millions	March 31 2011	December 31 2010	March 31 2010
Non-impaired loans	$68	$73	$112
Impaired loans	160	175	265
Reversal of contractual interest on impaired loans	(106)	(121)	(134)

Net impaired loans	54	54	131
Securities	9	15	11
Deposits	100	112	167
Borrowings	(31)	(43)	(56)

Total	$200	$211	$365

Cash received in excess of recorded investment from sales or payoffs of impaired commercial loans (cash recoveries)	$81	$133	$75

REMAINING PURCHASE ACCOUNTING ACCRETION

In billions	March 31 2011	December 31 2010
Non-impaired loans	$1.1	$1.2
Impaired loans	2.2	2.2

Total loans (gross)	3.3	3.4
Securities	.2	.1
Deposits	.4	.5
Borrowings	(1.0)	(1.1)

Total	$2.9	$2.9

ACCRETABLE NET INTEREST - PURCHASED IMPAIRED LOANS

In billions		In billions
January 1, 2011	$2.2	January 1, 2009	$3.7
Accretion	(.2)	Accretion	(2.0)
Cash recoveries	(.1)	Cash recoveries	(.8	) (a)
Net reclass to accretable difference and other activity	.3	Net reclass to accretable difference and other activity	1.3	(a)

March 31, 2011	$2.2	March 31, 2011	$2.2

(a)	Impairment reserves of $.9 billion at March 31, 2011 reflect impaired loans with further credit quality deterioration since acquisition. This deterioration was more than offset by cash received to date in excess of recorded investment of $.8 billion and the net reclassification to accretable net interest, to be recognized over time, of $1.3 billion.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Nonperforming loans, including TDRs (a)
Commercial
Retail/wholesale	$180	$197	$219	$242	$246
Manufacturing	213	250	266	312	341
Real estate related (b)	277	263	338	405	460
Financial services	27	16	36	60	77
Health care	46	50	59	55	48
Other industries	460	477	612	619	661

Total commercial	1,203	1,253	1,530	1,693	1,833

Commercial real estate
Real estate projects	1,468	1,422	1,562	1,661	1,797
Commercial mortgage	416	413	427	420	419

Total commercial real estate	1,884	1,835	1,989	2,081	2,216

Equipment lease financing	41	77	104	114	123

TOTAL COMMERCIAL LENDING	3,128	3,165	3,623	3,888	4,172

Consumer (c)
Home equity	464	448	406	405	337
Residential real estate
Residential mortgage	726	764	727	713	968
Residential construction	46	54	42	79	249
Other consumer	29	35	38	25	35

TOTAL CONSUMER LENDING	1,265	1,301	1,213	1,222	1,589

Total nonperforming loans (d)	4,393	4,466	4,836	5,110	5,761

OREO and foreclosed assets
Other real estate owned (OREO)	802	767	736	748	734
Foreclosed and other assets	63	68	97	46	45

OREO and foreclosed assets	865	835	833	794	779

Total nonperforming assets	$5,258	$5,301	$5,669	$5,904	$6,540

Nonperforming loans to total loans	2.94%	2.97%	3.22%	3.31%	3.66%
Nonperforming assets to total loans, OREO and foreclosed assets	3.50	3.50	3.76	3.81	4.14
Nonperforming assets to total assets	2.03	2.01	2.18	2.26	2.46
Allowance for loan and lease losses to nonperforming loans (d), (e)	108	109	108	104	92

(a)	See analysis of troubled debt restructurings (TDRs) on page 10.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	Nonperforming loans do not include purchased impaired loans or loans held for sale.
(e)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans. See page 8, note (a).

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

In millions	January 1, 2011 - March 31, 2011	October 1, 2010 - December 31, 2010	July 1, 2010 - September 30, 2010	April 1, 2010 - June 30, 2010	January 1, 2010 - March 31, 2010
Beginning balance	$5,301	$5,669	$5,904	$6,540	$6,316
Transferred in	1,143	1,125	1,369	1,011	1,774
Charge-offs/valuation adjustments	(390)	(467)	(452)	(532)	(620)
Principal activity including payoffs	(380)	(377)	(365)	(296)	(278)
Asset sales and transfers to held for sale	(178)	(410)	(351)	(420)	(265)
Returned to performing - TDRs	(104)	(118)	(96)	(112)	(217)
Returned to performing - Other	(134)	(121)	(340)	(287)	(170)

Ending balance	$5,258	$5,301	$5,669	$5,904	$6,540

Largest Individual Nonperforming Assets at March 31, 2011 (a)

In millions
Ranking	Outstandings	Industry
1	$33	Accommodation & Food Svcs
2	25	Construction
3	24	Real Estate Rental & Leasing
4	23	Real Estate Rental & Leasing
5	21	Real Estate Rental & Leasing
6	21	Real Estate Rental & Leasing
7	20	Accommodation & Food Svcs
8	20	Real Estate Rental & Leasing
9	19	Real Estate Rental & Leasing
10	18	Real Estate Rental & Leasing

Total	$224

As a percent of total nonperforming assets 4%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Troubled Debt Restructurings by Type

In millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Commercial	$260	$236	$108	$54	$33
Consumer	1,575	1,422	1,226	1,065	848

Total	$1,835	$1,658	$1,334	$1,119	$881

Nonperforming	882	784	595	500	385
Accrual (a)	639	543	424	329	217
Credit card (b)	314	331	315	290	279

Total	$1,835	$1,658	$1,334	$1,119	$881

Loans whose contractual terms have been restructured in a manner which grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and could include rate reductions, principal forgiveness, forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. Purchased impaired loans are excluded from TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of performance under the modified terms and are excluded from nonperforming loans.

(b)	Credit cards and certain small business and consumer credit agreements whose terms have been modified and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a)

	Amount		Percent of Outstandings
Dollars in millions	Mar. 31 2011	Dec. 31 2010	Mar. 31 2011	Dec. 31 2010
Commercial	$208	$251	.37%	.45%
Commercial real estate	315	128	1.84	.71
Equipment lease financing	72	37	1.16	.58
Residential real estate	205	226	1.34	1.41
Home equity	146	159	.43	.47
Credit card	41	46	1.11	1.17
Other consumer	60	95	.36	.56

Total	$1,047	$942	.70	.62

Accruing Loans Past Due 60 to 89 Days (a)

	Amount		Percent of Outstandings
Dollars in millions	Mar. 31 2011	Dec. 31 2010	Mar. 31 2011	Dec. 31 2010
Commercial	$56	$92	.10%	.17%
Commercial real estate	65	62	.38	.35
Equipment lease financing	5	2	.08	.03
Residential real estate	91	107	.59	.67
Home equity	96	91	.29	.26
Credit card	25	32	.67	.82
Other consumer	25	32	.15	.19

Total	$363	$418	.24	.28

Accruing Loans Past Due 90 Days or More (a)

	Amount		Percent of Outstandings
Dollars in millions	Mar. 31 2011	Dec. 31 2010	Mar. 31 2011	Dec. 31 2010
Commercial	$49	$59	.09%	.11%
Commercial real estate	6	43	.04	.24
Equipment lease financing	—	1	—	.02
Residential real estate	174	160	1.13	1.00
Home equity	165	174	.49	.51
Credit card	65	77	1.75	1.96
Other consumer	27	28	.16	.16

Total	$486	$542	.33	.36

(a)	Excludes loans that are government insured/guaranteed, primarily residential mortgages, and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and the internet. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments located primarily in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority or minority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third party standards, and sold, servicing retained, to secondary mortgage conduits Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans - primarily those in first lien position - for various investors and for loans owned by PNC. Certain loans originated through majority or minority owned affiliates are sold to others.

Distressed Assets Portfolio includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages, and residential construction loans. These loans require special servicing and management oversight given current market conditions. We obtained the majority of these loans through acquisitions of other companies.

BlackRock is the largest publicly traded investment management firm in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, multi-asset class, alternative and cash management separate accounts and funds, including iShares®, the global product leader in exchange-traded funds. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services globally to a broad base of clients. At March 31, 2011, our economic interest in BlackRock was 20%.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended
In millions Income (Loss)	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Retail Banking	$(18)	$44	$(4)	$80	$24
Corporate & Institutional Banking	432	543	435	448	368
Asset Management Group	43	28	43	27	39
Residential Mortgage Banking	71	3	97	91	78
Distressed Assets Portfolio	25	(71)	20	(79)	73
Other, including BlackRock (b) (c) (d)	279	273	184	214	66

Income from continuing operations before noncontrolling interests	$832	$820	$775	$781	$648

Revenue
Retail Banking	$1,247	$1,278	$1,360	$1,389	$1,359
Corporate & Institutional Banking	1,098	1,376	1,083	1,230	1,261
Asset Management Group	222	224	216	217	227
Residential Mortgage Banking	258	228	284	252	228
Distressed Assets Portfolio	245	200	248	358	330
Other, including BlackRock (b) (c) (d)	561	597	407	466	358

Revenue from continuing operations	$3,631	$3,903	$3,598	$3,912	$3,763

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our business and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure. See Business Segment Capital Allocations on the Table of Contents page of this Report. Amounts are presented on a continuing operations basis and therefore exclude the earnings and revenue attributable to GIS, which we sold effective July 1, 2010.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our first quarter 2011 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock, integration costs, asset and liability management activities including net securities gains or losses, other than temporary impairment of debt securities and certain trading activities, equity management activities, exited businesses, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(d)	Amount for the fourth quarter of 2010 includes the $160 million gain ($102 million after taxes) related to our gain on the sale of a portion of our shares of BlackRock stock as part of BlackRock’s November 2010 secondary common stock offering.

Period-end Employees	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Full-time employees
Retail Banking	20,932	20,925	21,203	21,380	21,522
Corporate & Institutional Banking	3,761	3,756	3,660	3,601	3,760
Asset Management Group	3,042	3,001	2,975	2,964	2,999
Residential Mortgage Banking	3,682	3,539	3,339	3,348	3,340
Distressed Assets Portfolio	127	152	155	169	178
Other
Operations & Technology	8,787	8,727	8,704	8,959	9,259
Staff Services and Other (e)	4,855	4,717	4,584	9,069	9,055

Total Other	13,642	13,444	13,288	18,028	18,314

Total full-time employees	45,186	44,817	44,620	49,490	50,113

Retail Banking part-time employees	4,981	4,965	4,799	4,790	4,798
Other part-time employees	959	987	974	1,104	1,187

Total part-time employees	5,940	5,952	5,773	5,894	5,985

Total	51,126	50,769	50,393	55,384	56,098

The period end employee statistics reflect staff directly employed by the respective business and exclude operations, technology and staff services employees.

(e)	Includes GIS employees totaling 4,528 at June 30, 2010 and 4,573 at March 31, 2010. We sold GIS effective July 1, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2011		December 31 2010	September 30 2010	June 30 2010	March 31 2010
INCOME STATEMENT
Net interest income	$818		$826	$861	$879	$869
Noninterest income
Service charges on deposits	117		125	157	204	195
Brokerage	53		52	53	55	53
Consumer services	228		239	242	223	208
Other	31		36	47	28	34

Total noninterest income	429		452	499	510	490

Total revenue	1,247		1,278	1,360	1,389	1,359
Provision for credit losses	276		157	327	280	339
Noninterest expense	1,001		1,048	1,039	994	975

Pretax earnings (loss)	(30)		73	(6)	115	45
Income taxes (benefit)	(12)		29	(2)	35	21

Earnings (loss)	$(18)		$44	$(4)	$80	$24

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$26,064		$26,189	$26,289	$26,510	$26,821
Indirect auto	2,400		2,318	2,170	2,005	1,893
Indirect other	1,612		1,695	1,792	1,939	2,080
Education	9,101		8,758	8,817	8,342	8,060
Credit cards	3,731		3,827	3,901	3,948	4,079
Other	1,823		1,840	1,805	1,776	1,793

Total consumer	44,731		44,627	44,774	44,520	44,726
Commercial and commercial real estate	10,786		10,897	11,086	11,275	11,455
Floor plan	1,572		1,482	1,267	1,299	1,296
Residential mortgage	1,287		1,389	1,528	1,683	1,801

Total loans	58,376		58,395	58,655	58,777	59,278
Goodwill and other intangible assets	5,769		5,803	5,837	5,873	5,934
Other assets	2,524		2,180	2,511	3,354	3,142

Total assets	$66,669		$66,378	$67,003	$68,004	$68,354

Deposits
Noninterest-bearing demand	$18,102		$17,723	$17,144	$17,240	$16,776
Interest-bearing demand	20,920		20,140	19,767	19,977	19,212
Money market	40,382		40,362	40,148	40,283	39,699

Total transaction deposits	79,404		78,225	77,059	77,500	75,687
Savings	7,573		7,155	7,029	7,006	6,552
Certificates of deposit	35,364		37,949	40,378	42,313	45,614

Total deposits	122,341		123,329	124,466	126,819	127,853
Other liabilities	1,147		1,087	1,444	1,656	1,652
Capital	8,048		8,323	8,582	8,538	8,310

Total liabilities and equity	$131,536		$132,739	$134,492	$137,013	$137,815

PERFORMANCE RATIOS
Return on average capital	(1	) %	2%	—%	4%	1%
Return on average assets	(.11)		.26	(.02)	.47	.14
Noninterest income to total revenue	34		35	37	37	36
Efficiency	80		82	76	72	72

(a)	See note (a) on page 13.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

	Three months ended
Dollars in millions, except as noted	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
OTHER INFORMATION (a)
Credit-related statistics:
Commercial nonperforming assets	$301	$297	$262	$297	$324
Consumer nonperforming assets	409	422	400	336	276

Total nonperforming assets	$710	$719	$662	$633	$600

Impaired loans (b)	$869	$895	$939	$974	$1,013

Commercial lending net charge-offs	$67	$49	$85	$100	$96
Credit card lending net charge-offs (c)	68	68	63	89	96
Consumer lending (excluding credit card) net charge-offs	122	108	99	109	108

Total net charge-offs	$257	$225	$247	$298	$300

Commercial lending annualized net charge-off ratio	2.20%	1.57%	2.73%	3.19%	3.05%
Credit card lending annualized net charge-off ratio (c)	7.39%	7.05%	6.41%	9.04%	9.54%
Consumer lending (excluding credit card) annualized net charge-off ratio	1.17%	1.02%	.93%	1.03%	1.03%

Total annualized net charge-off ratio	1.79%	1.53%	1.67%	2.03%	2.05%

Home equity portfolio credit statistics:
% of first lien positions (d)	36%	36%	35%	35%	34%
Weighted average loan-to-value ratios (d)	73%	73%	73%	73%	73%
Weighted average FICO scores (e)	731	726	725	727	725
Annualized net charge-off ratio	1.28%	.97%	.90%	1.01%	.70%
Loans 30 - 59 days past due	.47%	.49%	.49%	.45%	.44%
Loans 60 - 89 days past due	.31%	.30%	.30%	.29%	.30%
Loans 90 days past due	.99%	1.02%	.94%	.91%	.85%

Other statistics:
ATMs	6,660	6,673	6,626	6,539	6,467
Branches (f)	2,446	2,470	2,461	2,458	2,461

Customer-related statistics:
Retail Banking checking relationships	5,521,000	5,465,000	5,438,000	5,389,000	5,379,000
Retail online banking active customers	3,226,000	3,057,000	2,968,000	2,774,000	2,782,000
Retail online bill payment active customers	1,029,000	977,000	942,000	870,000	826,000

Brokerage statistics:
Financial consultants (g)	700	694	713	711	722
Full service brokerage offices	34	34	40	41	41
Brokerage account assets (billions)	$34	$33	$31	$31	$33

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	The decline for the three months ended September 30, 2010 was primarily due to the alignment of charge-off policies within the consolidated portfolio post-conversion.
(d)	Includes loans from acquired portfolios for which lien position and loan-to-value information is not available.
(e)	Represents the most recent FICO scores we have on file.
(f)	Excludes certain satellite branches that provide limited products and/or services.
(g)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
INCOME STATEMENT
Net interest income	$799	$917	$846	$934	$890
Noninterest income
Corporate service fees	187	334	148	237	242
Other	112	125	89	59	129

Noninterest income	299	459	237	296	371

Total revenue	1,098	1,376	1,083	1,230	1,261
Provision for (recoveries of) credit losses	(30)	18	(48)	97	236
Noninterest expense	445	506	447	422	446

Pretax earnings	683	852	684	711	579
Income taxes	251	309	249	263	211

Earnings	$432	$543	$435	$448	$368

AVERAGE BALANCE SHEET
Loans
Commercial	$33,194	$31,895	$32,195	$33,006	$34,081
Commercial real estate	14,347	15,035	15,897	17,010	17,961
Commercial - real estate related	3,463	3,254	3,021	2,901	3,128
Asset-based lending	7,370	6,893	6,362	6,066	5,940
Equipment lease financing	5,540	5,605	5,750	5,265	5,320

Total loans	63,914	62,682	63,225	64,248	66,430
Goodwill and other intangible assets	3,484	3,449	3,553	3,660	3,795
Loans held for sale	1,341	1,644	1,427	1,409	1,410
Other assets	8,241	8,890	8,725	7,712	7,940

Total assets	$76,980	$76,665	$76,930	$77,029	$79,575

Deposits
Noninterest-bearing demand	$27,843	$27,544	$25,259	$23,715	$22,271
Money market	12,131	11,880	12,105	12,380	12,253
Other	6,057	6,632	6,833	6,856	7,610

Total deposits	46,031	46,056	44,197	42,951	42,134
Other liabilities	12,205	13,155	12,936	10,797	10,871
Capital	7,858	8,073	8,487	9,002	8,800

Total liabilities and equity	$66,094	$67,284	$65,620	$62,750	$61,805

PERFORMANCE RATIOS
Return on average capital	22%	27%	20%	20%	17%
Return on average assets	2.28	2.81	2.24	2.33	1.88
Noninterest income to total revenue	27	33	22	24	29
Efficiency	41	37	41	34	35

COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$266	$263	$265	$282	$287
Acquisitions/additions	10	12	8	7	8
Repayments/transfers	(10)	(9)	(10)	(24)	(13)

End of period	$266	$266	$263	$265	$282

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management	$301	$305	$320	$299	$296
Capital Markets	$139	$205	$116	$124	$161
Commercial mortgage loans held for sale (c)	$29	$9	$24	$(2)	$27
Commercial mortgage loan servicing (d)	12	107	(40)	49	88

Total commercial mortgage banking activities	$41	$116	$(16)	$47	$115
Total loans (e)	$64,364	$63,688	$62,466	$63,990	$65,137
Net carrying amount of commercial mortgage servicing rights (e)	$645	$665	$616	$722	$921
Credit-related statistics:
Nonperforming assets (e)	$2,574	$2,594	$3,064	$3,103	$3,343
Impaired loans (e) (f)	$659	$714	$890	$923	$1,033
Net charge-offs	$153	$349	$211	$243	$271

(a)	See note (a) on page 13.
(b)	Represents consolidated PNC amounts.
(c)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(d)	Includes net interest income and noninterest income from loan servicing and ancillary services, and commercial MSR valuations.
(e)	Presented as of period end.
(f)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.

Asset Management Group (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
INCOME STATEMENT
Net interest income	$60	$65	$66	$62	$63
Noninterest income	162	159	150	155	164

Total revenue	222	224	216	217	227
Provision for (recoveries of) credit losses	(6)	9	(12)	14	9
Noninterest expense	160	171	160	160	156

Pretax earnings	68	44	68	43	62
Income taxes	25	16	25	16	23

Earnings	$43	$28	$43	$27	$39

AVERAGE BALANCE SHEET
Loans
Consumer	$4,054	$4,083	$4,020	$4,003	$3,993
Commercial and commercial real estate	1,503	1,426	1,447	1,422	1,442
Residential mortgage	715	723	802	915	963

Total loans	6,272	6,232	6,269	6,340	6,398
Goodwill and other intangible assets	374	384	394	403	415
Other assets	272	271	236	249	228

Total assets	$6,918	$6,887	$6,899	$6,992	$7,041

Deposits
Noninterest-bearing demand	$1,162	$1,432	$1,364	$1,268	$1,228
Interest-bearing demand	2,291	2,033	1,869	1,735	1,699
Money market	3,597	3,393	3,258	3,261	3,217

Total transaction deposits	7,050	6,858	6,491	6,264	6,144
Certificates of deposit and other	677	694	714	769	818

Total deposits	7,727	7,552	7,205	7,033	6,962
Other liabilities	70	74	81	92	112
Capital	344	380	413	398	418

Total liabilities and equity	$8,141	$8,006	$7,699	$7,523	$7,492

PERFORMANCE RATIOS
Return on average capital	51%	29%	41%	27%	38%
Return on average assets	2.52	1.61	2.47	1.55	2.25
Noninterest income to total revenue	73	71	69	71	72
Efficiency	72	76	74	74	69

OTHER INFORMATION
Total nonperforming assets (b)	$74	$90	$102	$114	$139
Impaired loans (b) (c)	$143	$146	$155	$182	$191
Total net charge-offs (recoveries)	$(11)	$21	$1	$16	$4

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$102	$99	$95	$92	$96
Institutional	117	113	111	107	113

Total	$219	$212	$206	$199	$209

Asset Type
Equity	$120	$115	$107	$98	$104
Fixed income	64	63	66	64	59
Liquidity/Other	35	34	33	37	46

Total	$219	$212	$206	$199	$209

Discretionary assets under management
Personal	$71	$69	$67	$65	$69
Institutional	39	39	38	34	36

Total	$110	$108	$105	$99	$105

Asset Type
Equity	$57	$55	$51	$46	$51
Fixed income	36	36	38	36	35
Liquidity/Other	17	17	16	17	19

Total	$110	$108	$105	$99	$105

Nondiscretionary assets under administration
Personal	$31	$30	$28	$27	$27
Institutional	78	74	73	73	77

Total	$109	$104	$101	$100	$104

Asset Type
Equity	$63	$60	$56	$52	$53
Fixed income	28	27	28	28	24
Liquidity/Other	18	17	17	20	27

Total	$109	$104	$101	$100	$104

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Residential Mortgage Banking (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
INCOME STATEMENT
Net interest income	$56	$60	$52	$70	$74
Noninterest income
Loan servicing revenue
Servicing fees	50	46	61	66	69
Net MSR hedging gains	64	47	86	66	46
Loan sales revenue	84	66	77	49	39
Other	4	9	8	1

Total noninterest income	202	168	232	182	154

Total revenue	258	228	284	252	228
Provision for (recoveries of) credit losses	8	8	21	(8)	(16)
Noninterest expense	137	215	119	109	120

Pretax earnings	113	5	144	151	124
Income taxes	42	2	47	60	46

Earnings	$71	$3	$97	$91	$78

AVERAGE BALANCE SHEET
Portfolio loans	$2,734	$2,667	$2,572	$2,540	$2,820
Loans held for sale	1,802	1,731	1,427	1,148	974
Mortgage servicing rights (MSR)	1,048	863	863	1,084	1,264
Other assets	6,035	5,008	4,302	3,914	3,797

Total assets	$11,619	$10,269	$9,164	$8,686	$8,855

Deposits	$1,587	$2,089	$2,108	$3,088	$3,602
Borrowings and other liabilities	4,144	3,444	2,740	2,817	2,279
Capital	729	745	767	977	1,195

Total liabilities and equity	$6,460	$6,278	$5,615	$6,882	$7,076

PERFORMANCE RATIOS
Return on average capital	39%	2%	50%	37%	26%
Return on average assets	2.48	.12	4.20	4.20	3.57
Noninterest income to total revenue	78	74	82	72	68
Efficiency	53	94	42	43	53

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$125	$131	$137	$141	$145
Acquisitions	5
Additions	3	3	3	2	2
Repayments/transfers	(6)	(9)	(9)	(6)	(6)

End of period	127	125	131	137	141

Servicing portfolio statistics: (b)
Fixed rate	90%	89%	89%	89%	89%
Adjustable rate/balloon	10%	11%	11%	11%	11%
Weighted average interest rate	5.53%	5.62%	5.69%	5.74%	5.79%
MSR capitalized value (in billions)	$1.1	$1.0	$.8	$1.0	$1.3
MSR capitalization value (in basis points)	88	82	60	71	90
Weighted average servicing fee (in basis points)	30	30	30	30	30

OTHER INFORMATION
Loan origination volume (in billions)	$3.2	$3.5	$2.7	$2.3	$2.0
Percentage of originations represented by:
Agency and government programs	100%	99%	99%	99%	98%
Refinance volume	85%	83%	76%	58%	73%
Total nonperforming assets (b)	$395	$349	$327	$326	$418
Impaired loans (b) (c)	$158	$161	$173	$168	$298

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.

Distressed Assets Portfolio (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
INCOME STATEMENT
Net interest income	$236	$256	$283	$348	$342
Noninterest income	9	(56)	(35)	10	(12)

Total revenue	245	200	248	358	330
Provision for credit losses	152	231	176	404	165
Noninterest expense	53	81	46	75	48

Pretax earnings (loss)	40	(112)	26	(121)	117
Income taxes (benefit)	15	(41)	6	(42)	44

Earnings (loss)	$25	$(71)	$20	$(79)	$73

AVERAGE BALANCE SHEET
Commercial lending:
Commercial/Commercial real estate	$1,582	$1,840	$2,088	$2,442	$2,599
Equipment lease financing	757	759	753	807	803

Total commercial lending	2,339	2,599	2,841	3,249	3,402

Consumer lending:
Consumer	5,559	5,903	6,144	6,350	6,573
Residential real estate	6,332	6,845	7,205	8,120	8,190

Total consumer lending	11,891	12,748	13,349	14,470	14,763

Total loans	14,230	15,347	16,190	17,719	18,165
Other assets (d)	(129)	15	555	797	1,342

Total assets	$14,101	$15,362	$16,745	$18,516	$19,507

Deposits			$2	$180	$85
Other liabilities	$159	$109	102	77	55
Capital	1,371	1,476	1,605	1,671	1,734

Total liabilities and equity	$1,530	$1,585	$1,709	$1,928	$1,874

PERFORMANCE RATIOS
Return on average capital	7%	(19)%	5%	(19)%	17%
Return on average assets	.72	(1.83)	.47	(1.71)	1.52

OTHER INFORMATION
Nonperforming assets (b)	$1,209	$1,243	$1,218	$1,436	$1,777
Impaired loans (b) (c)	$5,685	$5,879	$6,001	$6,867	$7,124
Net charge-offs	$123	$183	$107	$276	$111
Annualized net charge-off ratio	3.51%	4.73%	2.62%	6.25%	2.48%

LOANS (in billions) (b)
Commercial lending:
Commercial/Commercial real estate	$1,474	$1,684	$1,911	$2,282	$2,641
Equipment lease financing	695	764	757	757	806

Total commercial lending	2,169	2,448	2,668	3,039	3,447

Consumer lending:
Consumer	5,381	5,769	6,011	6,323	6,511
Residential real estate	6,325	6,564	7,014	7,911	8,105

Total consumer lending	11,706	12,333	13,025	14,234	14,616

Total loans	$13,875	$14,781	$15,693	$17,273	$18,063

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Other assets were negative in the first quarter of 2011 due to a decline in deferred taxes and an increase in loan reserve.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

THE PNC FINANCIAL SERVICES GROUP, INC.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%. Our real estate market values are updated on an annual basis but may be updated more frequently for select loans.

Loss Given Default (LGD) - An estimate of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings. The LGD rating is updated with the same frequency as the borrower’s PD rating, and should be done more frequently than the PD if the collateral values and amounts change often.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include non-accrual loans, certain non-accrual troubled debt restructured loans, OREO and foreclosed assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer (including loans and lines of credit secured by residential real estate), and residential real estate (including mortgages and construction) customers as well as certain non-accrual troubled debt restructured loans. Nonperforming loans do not include loans held for sale or OREO and foreclosed assets. Nonperforming loans do not include purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

THE PNC FINANCIAL SERVICES GROUP, INC.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Other real estate owned (OREO) - Foreclosed assets taken in settlement of troubled loans through surrender or foreclosure. Foreclosed assets include all assets received in full or partial satisfaction of a loan and include real and personal property, equity interests in corporations, partnerships, joint ventures, and beneficial interests in trusts. Premises that are no longer used in operations may also be included in real estate owned.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Pretax, pre-provision earnings from continuing operations - Total revenue less noninterest expense, both from continuing operations.

Probability of Default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Provision-adjusted net interest margin - Net interest margin less the ratio of the annualized provision for credit losses to average interest-earning assets.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

THE PNC FINANCIAL SERVICES GROUP, INC.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion and redemptions, divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring - A restructuring of a loan whereby the lender for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that the lender would not otherwise consider.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.